Exhibit 99.1

AGREEMENT

        THIS AGREEMENT (“Agreement”) is made this 12th of September, 2008, by and between Israel Growth Partners Acquisition Corp. (“IGPAC”), a Delaware corporation, and FI Investment Group LLC (“FIIG”), a Virginia limited liability company.

Recitals

    A.        IGPAC was organized as a blank check company and did not timely present to its stockholders a business combination for their approval.

    B.        Under its charter, IGPAC must proceed with dissolution and return to the holders of its shares of $.0001 par value Class B common stock (“Class B”) the funds currently held in trust (“Trust Fund Assets”) representing the purchase price of such shares with all interest earned thereon.

    C.        FIIG has acquired in open market transactions 534,300 shares of IGPAC’s $.0001 par value common stock (“Common Stock”), such shares representing a majority of IGPAC’s issued and outstanding shares of Common Stock and has advised IGPAC that FIIG’s objective is to have IGPAC maintain its corporate existence and not dissolve under Delaware law.

    D.        IGPAC has agreed to cooperate with FIIG in connection with proposing to IGPAC’s stockholders an alternative to dissolution, subject to the terms and provisions of this Agreement.

        NOW, THEREFORE, the parties hereto, intending legally to be bound, agree as follows:

    1.        Alternative to Dissolution. Subject to Section 3 hereof, IGPAC agrees to present to its stockholders an alternative to dissolution under which the corporate existence of IGPAC will be maintained. Such alternative will be proposed through the adoption of amendments to IGPAC’s certificate of incorporation to eliminate those provisions which pertain to IGPAC’s status as a blank check company and which require dissolution of IGPAC if a business combination is not timely consummated, and all such amendments relating to elimination of the such provisions shall be submitted to FIIG for its review and approval (which shall not unreasonably be withheld). Any such amendments will additionally include provision for the prompt distribution of all Trust Fund Assets to the holders of Class B stock in exchange for, and in cancellation of, such holders’ shares of Class B stock.

    2.        Appointment of Director. Promptly following the execution of this Agreement IGPAC, acting through its board of directors, shall create a new directorship in accordance with Article Sixth E. of the IGPAC certificate of incorporation and Section 3.2 of the IGPAC by-laws. IGPAC shall have the right to establish the class of the directorship and IGPAC shall then cause its board of directors to elect a designee of FIIG to fill such directorship. Such right of designation shall exist until the Resignation Effective Time (as defined in Section 5 of this Agreement). Upon the resignation or failure to serve of such FIIG designee, FIIG shall have the right to designate a successor thereto.

    3.        Available Funds. IGPAC and FIIG agree to determine the availability of the current funds IGPAC possesses to meet its current and anticipated obligations inclusive of any additional costs associated with gaining stockholder approval for IGPAC to maintain its corporate existence. If IGPAC reasonably determines that insufficient funds exist (based upon a review of similar transactions and their associated costs), IGPAC will only be obligated to proceed with an alternative to dissolution if FIIG commits to extending a credit facility to IGPAC upon reasonable terms to provide IGPAC with all funds required to operate IGPAC through the Resignation Effective Time. The parties acknowledge that anticipated costs include an audit of the fiscal year ended July 31, 2008 and the preparation of a Form 10-K for such fiscal year. As of the date of this Agreement, the parties anticipate that no additional funds will be required. IGPAC agrees to cease paying any further management fees to the affiliate of its founders within 30 days of the execution of this Agreement.

    4.        Proxy/Information Statement. After the IGPAC Board of Directors adopts all actions that are consistent with the terms of this Agreement, IGPAC shall schedule a special meeting of its stockholders and prepare a proxy statement and solicit proxies for purposes of obtaining the requisite vote of its stockholders unless, however, written consents to such actions are obtained in accordance with applicable law from holders of shares of IGPAC capital stock sufficient to adopt such actions; provided such consents are obtained from not more than ten stockholders. In such latter event, IGPAC will prepare and distribute an information statement under Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended. IGPAC and FIIG will cooperate in obtaining such consents.

    5.        Board Resignations. Upon the FIIG designee being elected to the IGPAC board of directors, IGPAC agrees to obtain the resignation of each of its current directors which resignations shall only take effect upon (a) IGPAC’s stockholders approving maintaining IGPAC’s corporate existence and (b) all of the Trust Fund Assets being distributed to the holders of Class B common stock (such time being the “Resignation Effective Time”).

    6.        Confidentiality Agreement. Nothing in this Agreement shall affect the Confidentiality Agreement the parties hereto have executed on August 8, 2008, and such Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

    7.        Directors and Officers Liability Coverage. IGPAC undertakes to maintain the “tail” coverage for its current officers and directors and not to take any actions which may adversely affect its continued coverage for a period of 6 years following the effective date of such coverage.  If any of the current officers and directors of IGPAC remain in office after the effective date of such tail coverage, FIIG hereby agrees to cause IGPAC to obtain and maintain director and officer (“D&O”) coverage for its then existing officers and directors if the current D&O liability coverage lapses as a result of the effectiveness of such tail coverage.  FIIG shall indemnify and hold harmless any such current directors and officers against all liabilities, damages, judgments, costs and expenses (collectively “Damages”) incurred by such directors and officers as a result of actions taken by them subsequent to any lapse of the current D&O liability coverage if FIIG fails to cause IGPAC to obtain and maintain new D&O liability coverage and provided such Damages would have been covered by the lapsed D&O coverage.

    8.        Amendment to Registration Rights Agreement. As soon as practicable following the distribution of the Trust Fund Assets to the holders of Class B stock and provided that IGPAC is able to maintain its corporate existence thereafter, FIIG shall use its best efforts to cause IGPAC to register the Class W and Class Z warrants issued to IGPAC’s founding officers and directors, together with the shares underlying them, when IGPAC next files a registration statement on a Form S-1 (or any successor form thereto) registering any securities of IGPAC, subject to any underwriter cutbacks or required approvals from any applicable holders of IGPAC securities.

    9.        Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

    10.        Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the obligations hereunder shall be assignable or transferable by a party without the prior written consent of the other party hereto.

    11.        Severability. In the event that any covenant, condition, or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision contained herein.

    13.        Further Assurances. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

    14.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, intending to be legally bound here by, the parties have caused this Agreement to be duly executed and delivered as of the date and year first above written.

Israel Growth Partners Acquisition Corp. By: /s/ Dror Gad —————————————— Dror Gad CFO

FIIG Investment Group, LLC By: /s/ Richard J. Roth —————————————— Richard J. Roth EVP and CFO